Derek J. Mullan, Q.C.	R. Stuart Wells	M. Douglas Howard
W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1	Patrick A. Williams
Alexander Petrenko	Bernard Pinsky, 4	Roy A. Nieuwenburg
William C. Helgason	William D. Holder	Nigel P. Kent, 1
Douglas W. Lahay	David W. Kington	Diane M. Bell
Anne L.B. Kober	R. Brock Johnston	Neil P. Melliship
Kenneth K.C. Ing, 12, 13	Darren T. Donnelly	Mark S. Weintraub
Kevin J. MacDonald	Don C. Sihota	R. Barry Fraser
James A. Speakman	Ethan P. Minsky, 6, 7, 9	Brock H. Smith
Nicole M. Byres	Peter Kenward	D. Lawrence Munn, 8
John C. Fiddick	R. Glen Boswall	Virgil Z. Hlus, 5
Stewart L. Muglich, 8	Samantha Ip	Jonathan L.S. Hodes, 1, 5
Mark J. Longo, 2	Aaron B. Singer	L.K. Larry Yen, 10
Amy A. Mortimore	Jane Glanville	Brent C. Clark
Conrad Y. Nest, 10	Richard T. Weiland	Cam McTavish
Allyson L. Baker, 2	Warren G. Brazier, 4	Veronica P. Franco
Krista Prockiw	Jeffrey F. Vicq, 3	C. Michelle Tribe
James T. Bryce	Valerie S. Dixon	Satinder K. Sidhu
Tasha L. Coulter	Vikram Dhir, 1	Adam M. Dlin
Oliver C. Hanson	Rina J. Jaswal	Sarah W. Jones
Anna D. Sekunova	Jun Ho Song, 4, 8, 11	Michal Jaworski
Jenny M. Kirkpatrick	Parveen B. Karsan	Shauna K.H. Towriss
Kyle M. Wilson	Jennifer R. Loeb	Heather M. Hettiarachchi
Eric T. Pau	Pratibha Sharma	Angela M. Blake
Seva Batkin	David A. Hunter	Victor S. Dudas
Craig V. Rollins	Rong (Lauren) Liang

January 21, 2011 BY EMAIL Liberty Star Uranium & Metals Corp. 5610 Sutler Lane Tucson, Arizona 85751	Of Counsel: James M. Halley Q.C.
Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International
	1 Alberta 2 Ontario 3 Saskatchewan	4 California 5 Colorado 6 District of Columbia 7 Florida 8 New York 9 Virginia 10 Washington 11 Nevada	12 Hong Kong 13 United Kingdom

Attention:	James Briscoe
President and Chief Executive Officer

Dear Mr. Briscoe:

Re:	Liberty Star Uranium & Metals Corp. – Registration Statement on Form S-8

     We have acted as special counsel to Liberty Star Uranium & Metals Corp. (the “Company”), a Nevada corporation, in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of up to 95,500,000 shares (the “Registered Shares”) of the Company’s common stock issuable pursuant to the Company’s 2010 Stock Option Plan (the “Plan”).

In connection with this opinion, we have reviewed:

(a)	the Articles of Incorporation of the Company;

(b)	the Bylaws of the Company;

(c)	resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	the Registration Statement;

(e)	the prospectus (the “Prospectus”) constituting a part of the Registration Statement; and

(f)	an officer’s certificate of the CEO of the Company dated January 21, 2011.

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon a certificate of an officer of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth herein, we are of the opinion that the Registered Shares will be, when issued pursuant to the terms of the Plan and any stock option agreement entered into pursuant to the Plan, including payment of the exercise price, duly and validly authorized and issued as fully paid and non-assessable shares in the capital of the Company.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, all applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

cc:	United States Securities and Exchange Commission